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EXHIBIT 10.2

                           STOCK REPURCHASE AGREEMENT

                                 BY AND BETWEEN

                               MOTIENT CORPORATION

                                       AND

                              [------------------]


                            DATED AS OF MAY 17, 2005



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                                                 TABLE OF CONTENTS


ARTICLE I Purchase and Sale.......................................................................................1
         Section 1.1.      Sale of Repurchase Shares..............................................................1
         Section 1.2.      Purchase Price.........................................................................2
         Section 1.3.      Closing................................................................................2
         Section 1.4.      Deliveries.............................................................................2

ARTICLE II Representations and Warranties of Seller...............................................................2
         Section 2.1.      Organization, Qualification, Etc.......................................................2
         Section 2.2.      Agreements Affecting Repurchase Shares.................................................2
         Section 2.3.      Title to Repurchase Shares.............................................................3
         Section 2.4.      Authority..............................................................................3
         Section 2.5.      Litigation.............................................................................3
         Section 2.6.      [Intentionally Omitted]................................................................4
         Section 2.7.      Unsolicited Purchase...................................................................4
         Section 2.8.      [Intentionally Omitted]................................................................4
         Section 2.9.      Representation and Investigation.......................................................4
         Section 2.10.     Brokers or Finders.....................................................................4
         Section 2.11.     Representations Complete...............................................................4

ARTICLE III Representations and Warranties of Motient and Sub.....................................................4
         Section 3.1.      Organization, Standing and Power.......................................................5
         Section 3.2.      Authority..............................................................................5
         Section 3.3.      SEC Documents..........................................................................5
         Section 3.4.      Litigation.............................................................................6
         Section 3.5.      [Intentionally Omitted]................................................................6
         Section 3.6.      Broker's and Finders' Fees.............................................................6
         Section 3.7.      Representation and Investigation.......................................................6
         Section 3.8.      Representations Complete...............................................................6

ARTICLE IV Additional Agreements..................................................................................6
         Section 4.1.      Filings; Other Action..................................................................6
         Section 4.2.      Public Announcements...................................................................7
         Section 4.3.      Lock-Up................................................................................7
         Section 4.4.      Delay Not Unreasonable.................................................................8

ARTICLE V Indemnification.........................................................................................8
         Section 5.1.      Survival of Representations and Warranties.............................................8
         Section 5.2.      Obligation to Indemnify................................................................8
         Section 5.3.      Indemnification Procedures.............................................................9
         Section 5.4.      Notices and Payments..................................................................10
         Section 5.5.      Limited and Exclusive Remedy..........................................................11

ARTICLE VI Miscellaneous.........................................................................................11
         Section 6.1.      Expenses..............................................................................11
         Section 6.2.      Counterparts; Effectiveness...........................................................11
         Section 6.3.      Governing Law.........................................................................11
         Section 6.4.      Notices...............................................................................11
         Section 6.5.      Assignment; Binding Effect............................................................12
         Section 6.6.      Severability..........................................................................12
         Section 6.7.      Entire Agreement; Non-Assignability; Parties in Interest..............................13
         Section 6.8.      Headings..............................................................................13
         Section 6.9.      Certain Definitions...................................................................13
         Section 6.10.     Amendments and Waivers................................................................13




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                           STOCK REPURCHASE AGREEMENT

         THIS STOCK REPURCHASE AGREEMENT (this "AGREEMENT") is made and entered into as of May 17, 2005 by and between Motient Corporation, a Delaware corporation ("MOTIENT") and [------------------] (the "SELLER"), a Delaware limited partnership.

                                    RECITALS:

         WHEREAS, Seller owns [------------------]shares (the "MOTIENT SHARES") of Motient's common stock, par value $0.01 per share ("MOTIENT COMMON STOCK"), which Seller acquired from Motient pursuant to that certain Stock Purchase Agreement (the "PURCHASE AGREEMENT"), dated as of February 9, 2005, by and among Motient, MVH Holdings Inc. and Seller; and

         WHEREAS, in connection with the purchase of the Motient Shares pursuant to the Purchase Agreement, Motient and Seller entered into that certain Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT"), dated as of February 9, 2005, by and among Seller and Motient (among others), pursuant to which Motient agreed to file a registration statement on Form S-1 with the Securities and Exchange Commission (the "SEC") to register the resale of the Motient Shares and other securities (the "REGISTRATION STATEMENT"); and

         WHEREAS, Motient has filed the Registration Statement with the SEC, but the Registration Statement had not yet been declared effective by the SEC; and

         WHEREAS, prior to the effectiveness of the Registration Statement, Motient acquired a controlling equity interest in TerreStar Networks Inc. (the "TERRESTAR TRANSACTION"); and

         WHEREAS, the consummation of the TerreStar Transaction may delay the effectiveness of the Registration Statement until such time as Motient can file audited financial statements for TerreStar Networks Inc. ("TerreStar") as part of the Registration Statement; and

         WHEREAS, in order to provide Seller with liquidity for a portion of the Motient Shares prior to the effectiveness of the Registration Statement, Seller has requested that Motient purchase from Seller, and Motient has agreed to purchase from Seller [------------------] of the Motient Shares (the "REPURCHASE SHARES"), on and subject to the terms and conditions set forth in this Agreement.

                                   AGREEMENT:

         NOW, THEREFORE, in consideration of the covenants and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   ARTICLE I
                                PURCHASE AND SALE

         Section 1.1. SALE OF REPURCHASE SHARES. Subject to the terms and conditions hereof and in reliance upon the representations, warranties and agreements contained herein, at the Closing (defined below), Motient will purchase from Seller, and Seller shall sell to Motient, the Repurchase Shares for the aggregate consideration set forth in SECTION 1.2 below. The purchase of the Repurchase Shares contemplated by this SECTION 1.1 is sometimes referred to herein as the "STOCK REPURCHASE."




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         Section 1.2. PURCHASE PRICE. In consideration for the Repurchase
Shares, Motient shall pay to Seller $19.50 per share, for an aggregate cash purchase price of $[------------------] (the "PURCHASE PRICE"). Motient shall pay the Purchase Price at the Closing by wire transfer of immediately available funds to an account or accounts designated by Seller prior to the execution and delivery of this Agreement.

         Section 1.3. CLOSING. The closing (the "CLOSING") of the purchase and sale of the Repurchase Shares in exchange for the Purchase Price is taking place contemporaneously with the execution and delivery of this Agreement on the date hereof and is being held at the offices of Andrews Kurth LLP, 111 Congress Avenue, Suite 1700, Austin, Texas.

         Section 1.4. DELIVERIES. At the Closing:

         (a) Seller shall deliver to Motient the following:

             (i) one certificate registered in Seller's name representing the Repurchase Shares (the "Certificate"); and

             (ii) stock powers with respect to the Repurchase Shares duly endorsed in blank.

         (b) Motient shall deliver to Seller the following:

             (i) the Purchase Price; and

             (ii) a new stock certificate registered in Seller's name representing the [------------------] shares under the Certificate not sold to Motient pursuant to this Agreement, within seven (7) business days after the Closing.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF SELLER

         Seller hereby represents and warrants to Motient as follows:

         Section 2.1. ORGANIZATION, QUALIFICATION, ETC. Seller is a limited partnership duly formed, validly existing and in good standing under the laws of the State of Delaware and has the power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification.

         Section 2.2. AGREEMENTS AFFECTING REPURCHASE SHARES. Seller is not a party to, nor is Seller aware of, any voting agreement, voting trust or similar agreement or arrangement relating to any of the Repurchase Shares.

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         Section 2.3. TITLE TO REPURCHASE SHARES. Seller is the sole record and beneficial owner of the Repurchase Shares being sold to Motient pursuant to this Agreement and owns the Repurchase Shares free and clear of any and all liens, claims and encumbrances of any kind whatsoever, other than pursuant to applicable securities laws ("SECURITIES LAW ENCUMBRANCES"), with full legal right, power and authority to sell and transfer the Repurchase Shares to Motient as contemplated by this Agreement. Seller has not sold, pledged, hypothecated or otherwise transferred any of the Repurchase Shares or any interest therein to any other person, and there are no outstanding options, rights, calls, commitments of any kind relating to, or any presently effective agreements or understandings with respect to, any of the Repurchase Shares that would affect or prevent the sale of the Repurchase Shares to Motient as contemplated by this Agreement. Upon consummation of the transactions hereunder, Motient will acquire and be vested with valid title to the Repurchase Shares, free and clear of any liens, claims or encumbrances of any kind whatsoever, other than those pursuant to Securities Law Encumbrances.

         Section 2.4. AUTHORITY. Seller has all requisite partnership power and authority to enter into this Agreement and to consummate the transactions and carry out its obligations contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary partnership action on the part of Seller. This Agreement has been duly executed and delivered by Seller and constitutes the valid and binding obligation of Seller enforceable against Seller in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (a) any provision of the organizational documents of Seller, or (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Seller or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity, is required by or with respect to Seller in connection with the execution and delivery of this Agreement by Seller or the consummation by Seller of the transactions contemplated hereby or thereby, except for such consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a material adverse effect on Seller and would not prevent, materially alter, delay or otherwise invalidate any of the transactions contemplated, by or the due execution and delivery of, this Agreement.

         Section 2.5. LITIGATION. There is no private or government proceeding pending before any agency, court or tribunal, foreign or otherwise, against Seller or any of Seller's subsidiaries or, to the knowledge of Seller, threatened against Seller or any of Seller's subsidiaries that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would have a material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against Seller or any of Seller's subsidiaries, or, to the knowledge of Seller, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would have a material adverse effect on the ability of Seller to consummate the transactions contemplated by this Agreement.

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         Section 2.6. [INTENTIONALLY OMITTED]

         Section 2.7. UNSOLICITED PURCHASE. This Agreement is being entered into, and the Stock Repurchase contemplated hereby is being effected, at Seller's request, and neither Motient nor any of Motient's affiliates solicited Seller or any of Seller's affiliates in any manner to enter into this Agreement or to effect the Stock Repurchase contemplated hereby. The Stock Repurchase contemplated hereby is not being effected from or through a broker or dealer, on a securities exchange or through an inter-dealer quotation system or electronic communications network, but rather, in a direct transaction between Seller and Motient, negotiated directly by the parties hereto at arm's length.

         Section 2.8. [INTENTIONALLY OMITTED]

         Section 2.9. REPRESENTATION AND INVESTIGATION. Seller is sophisticated in financial and business matters and has sufficient knowledge and experience in investing in companies similar to Motient and in transactions of the sort contemplated by this Agreement so as to be able to evaluate the risks and merits of entering into this Agreement and consummating the transactions contemplated hereby. Seller has been represented by independent legal counsel in connection with this Agreement and fully understands all of the provisions of, facts and circumstances and implications (financial and otherwise) of this Agreement and has made such investigations with respect to all aspects of this Agreement and the transactions contemplated hereby as Seller considers necessary, desirable and appropriate in connection therewith. Seller acknowledges that this Agreement and the terms and conditions hereof are the result of arm's length negotiations with Motient and understands that the Purchase Price may be more, less or equal to the prevailing market price of Motient Common Stock at the time of the Closing. Seller acknowledges that Motient has made no representations or warranties with respect to this Agreement or the transactions contemplated hereby except as expressly set forth in ARTICLE III below.

         Section 2.10. BROKERS OR FINDERS. Seller has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         Section 2.11. REPRESENTATIONS COMPLETE. None of the representations or warranties made by Seller herein contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. The foregoing does not, however, limit or modify the representations and warranties of Motient set forth in ARTICLE III of this Agreement or the right of Seller to rely thereon.

                                  ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF MOTIENT AND SUB

         Motient hereby represents and warrants to Seller as follows:

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         Section 3.1. ORGANIZATION, STANDING AND POWER. Motient is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and authority to own its properties and assets and to carry on its business as it is now being conducted and is duly qualified to do business and is in good standing in each jurisdiction in which the ownership of its properties or the conduct of its business requires such qualification. The copies of the Certificate of Incorporation and Bylaws of Motient that have been made available to Seller are complete and correct and in full force and effect on the date hereof.

         Section 3.2. AUTHORITY. Motient has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions and carry out its obligations contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate and stockholder action on the part of Motient. This Agreement has been duly executed and delivered by Motient and constitutes the valid and binding obligations of Motient enforceable against Motient in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or loss of a benefit under (a) any provision of the Certificate of Incorporation or Bylaws of Motient or any of its subsidiaries, as amended, or (b) any material mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Motient or its properties or assets. No consent, approval, order or authorization of, or registration, declaration or filing with, any governmental entity, is required by or with respect to Motient in connection with the execution and delivery of this Agreement by Motient or the consummation by Motient of the transactions contemplated hereby or thereby, except for: (i) the filing of a Form 8-K with the SEC within four (4) business days after the Closing; and (ii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have a material adverse effect on Motient and would not prevent, materially alter, delay or otherwise invalidate any of the transactions contemplated, by or the due execution and delivery of, this Agreement.

         Section 3.3. SEC DOCUMENTS. Motient has made available to Seller true and complete copies of the following reports of Motient (collectively, the "SEC DOCUMENTS"): (a) the annual report on Form 10-K for the year ended December 31, 2004, (b) the quarterly report on Form 10-Q for the quarter ended March 31, 2005, and (c) each current report on Form 8-K filed with the SEC since December 31, 2004. As of their respective filing dates, the SEC Documents complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the rules and regulations promulgated thereunder, and none of the SEC Documents contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The financial statements of Motient included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto in effect at the time of filing. All material agreements to which Motient is a party or to which the property or assets of Motient are subject are included as part of or specifically identified in the SEC Documents to the extent required by the rules and regulations of the SEC as in effect at the time of filing.

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         Section 3.4. LITIGATION. There is no private or government proceeding pending before any agency, court or tribunal, foreign or otherwise, against Motient or any of its subsidiaries or, to the knowledge of Motient, threatened against Motient or any of its subsidiaries that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would have a material adverse effect on the ability of Motient to consummate the transactions contemplated by this Agreement. There is no judgment, decree or order against Motient or any of its subsidiaries, or, to the knowledge of Motient, any of their respective directors or officers (in their capacities as such), that would prevent, enjoin, alter or materially delay any of the transactions contemplated by this Agreement, or that would have a material adverse effect on the ability of Motient to consummate the transactions contemplated by this Agreement.

         Section 3.5. [INTENTIONALLY OMITTED]

         Section 3.6. BROKER'S AND FINDERS' FEES. Motient has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or investment bankers' fees or any similar charges in connection with this Agreement or any transaction contemplated hereby.

         Section 3.7. REPRESENTATION AND INVESTIGATION. Motient has been represented by independent legal counsel in connection with this Agreement and fully understands all of the provisions of, facts and circumstances and implications (financial and otherwise) of this Agreement and has made such investigations with respect to all aspects of this Agreement and the transactions contemplated hereby as Motient considers necessary, desirable and appropriate in connection therewith. Motient acknowledges that this Agreement and the terms and conditions hereof are the result of arm's length negotiations with Seller and understands that the Purchase Price may be more, less or equal to the prevailing market price of Motient Common Stock at the time of the Closing. Motient acknowledges that Seller has not made any representations or warranties with respect to this Agreement or the transactions contemplated hereby except as expressly set forth in ARTICLE II above.

         Section 3.8. REPRESENTATIONS COMPLETE. None of the representations or warranties made by Motient herein contains any untrue statement of a material fact, or omits to state any material fact necessary in order to make the statements contained herein or therein, in the light of the circumstances under which made, not misleading. The foregoing does not, however, limit or modify the representations and warranties of Seller set forth in ARTICLE II of this Agreement or the right of Motient to rely thereon.

                                   ARTICLE IV
                              ADDITIONAL AGREEMENTS

         Section 4.1. FILINGS; OTHER ACTION. Subject to the terms and conditions herein provided, following the Closing, both Seller and Motient shall (a) use reasonable efforts to cooperate with one another in (i) determining whether any filings are required to be made with, or consents, permits, authorizations or approvals are required to be obtained from, any third party, the United States government or any agencies, departments or instrumentalities thereof or other

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governmental or regulatory bodies or authorities of federal, state, local and foreign jurisdictions in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby and (ii) timely making all such filings and timely seeking all such consents, permits, authorizations or approvals and (b) use reasonable efforts to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective the transactions contemplated hereby.

         Section 4.2. PUBLIC ANNOUNCEMENTS. Except as may be required by applicable law, neither party hereto shall make any public announcements or otherwise communicate with any news media or any other person (other than the other party), with respect to this Agreement or any of the transactions contemplated hereby, without prior consultation with the other party as to the timing and content of any such announcement or communications; PROVIDED, HOWEVER, that nothing contained herein shall prevent either party from (a) promptly making all filings with governmental authorities or disclosures with the stock exchange, if any, on which such party's capital stock is listed, as may, in its judgment, be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby or
(b) disclosing the terms of this Agreement to such party's legal counsel, financial advisors or accountants in furtherance of the transactions contemplated by this Agreement.

         Section 4.3. PROHIBITION OF CERTAIN SALES BY SELLER. By execution and delivery of this Agreement, Seller hereby agrees that it shall not, directly or indirectly, take any of the following actions (excepting the sale of the Repurchase Shares to Motient): (1) offer for sale, sell, contract or grant any option to buy, pledge, transfer or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any individual or entity at any time in the future of) any Motient Common Stock (including, without limitation, Motient Common Stock that may be deemed to be beneficially owned by Seller in accordance with the rules and regulations of the Securities and Exchange Commission and any Motient Common Stock that may be issued upon exercise of any option or warrant, excepting (i) Motient Common Stock held by affiliates of Seller and (ii) Motient Common Stock that may be issued upon exercise of any option or warrant to an affiliate of Seller, provided that in each case such Motient Common Stock is not subject to a similar lock-up agreement with Motient) or securities convertible into or exchangeable for Motient Common Stock, (2) sell or grant options, right or warrants with respect to any Motient Common Stock or securities convertible into or exchangeable for Motient Common Stock, (3) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Motient Common Stock, whether any such transaction described in clause (1), (2) or (3) above is to be settled by delivery of Motient Common Stock or other securities, in cash or otherwise, or (4) publicly disclose any intention to do any of the foregoing between the date hereof through November 15, 2005 (the "LOCK-UP PERIOD"). However, nothing in this SECTION 4.3 is intended to, or shall prevent, Seller from (i) transferring any shares, options or warrants to any family members or affiliates or for estate planning purposes or to the members, partners, stockholders or other equity holders, as the case may be, of Seller pro-rata in accordance with the governing documents of Seller and without consideration, provided that (A) the transferee agrees in writing to be bound by the terms of this Agreement and (B) such transfer does not require the transferee to make a filing under Section 16 of the Securities Exchange Act of 1934 reflecting such transfer with the Securities and Exchange Commission during the Lock-Up Period or (ii) exercising any options or warrants held by Seller, provided that any shares so issued shall be subject to the lock-up agreement set forth in this
SECTION 4.3, except as follows:

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Seller may offer for sale, sell, contract or grant any option to buy, pledge, transfer or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any individual or entity at any time in the future of) Motient Common Stock as follows:

         (i) up to [------------------] shares of Motient Common Stock after July 7, 2005; and

         (ii) any and all shares of Motient Common Stock after the expiration of the Lock-up Period (collectively, the "RELEASED SHARES").

Any and all restrictions set forth in this SECTION 4.3 shall not apply to the Released Shares. Nothing in this SECTION 4.3 shall limit Motient's obligations under the Registration Rights Agreement, and if the Registration Statement is declared effective prior to expiration of the Lock-Up Period, Seller shall be permitted to sell any and all Motient Common Stock held by Seller and registered on the Registration Statement pursuant to such Registration Statement (provided that any such sales pursuant to the Registration Statement are otherwise made in compliance with the limits on the sale of such shares provided for by this
Section 4.3). In furtherance of this SECTION 4.3, Motient and its transfer agent are hereby authorized to decline to make any transfer of any Motient Common Stock if such transfer would constitute a violation or breach of this SECTION 4.3.

         Section 4.4. DELAY NOT UNREASONABLE. Seller hereby acknowledges and agrees that following the Closing, the Motient Shares (other than the Repurchase Shares) will remain subject to the Registration Rights Agreement and will constitute a portion of the shares of Motient Common Stock registered for resale under the Registration Statement and that the consummation of the TerreStar Transaction will delay the effectiveness of the Registration Statement. By execution and delivery of this Agreement, Seller hereby consents for all purposes, including, without limitation, under the Registration Rights Agreement, to a reasonable delay in the effectiveness of the Registration Statement in connection with the consummation of TerreStar Transaction, and Seller hereby acknowledges and agrees that so long as such delay does not extend beyond August 15, 2005, any such delay shall be conclusively deemed to be "reasonable" for all purposes, including, without limitation, under the Registration Rights Agreement; PROVIDED, HOWEVER, that any delay beyond such date shall not necessarily be or be deemed to be "unreasonable."

                                   ARTICLE V
                                 INDEMNIFICATION

         Section 5.1. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The warranties, representations, covenants and agreements of Motient and Seller contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing, for a period of twelve (12) months (the "SURVIVAL PERIOD"), and shall in no way be affected by any investigation of the subject matter thereof made by any party hereto.

         Section 5.2. OBLIGATION TO INDEMNIFY.

         (a) SELLER OBLIGATION TO INDEMNIFY. From and after the Closing, Seller shall indemnify, defend and hold harmless Motient and Motient's officers, directors, stockholders, partners, employees, subsidiaries, agents and

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affiliates (each, a "MOTIENT INDEMNITEE"), from and against all losses, claims, damages, liabilities, obligations, fines, penalties, judgments, settlements, costs, expenses and disbursements (including attorneys', accountants' and investigatory fees and expenses) (collectively, "LOSSES") to the extent resulting from any (i) breach or inaccuracy of any representation or warranty of Seller contained in this Agreement for which a claim is initiated prior to the expiration of the Survival Period or (ii) non-fulfillment or breach of any covenant or agreement of Seller contained in this Agreement for which a claim is initiated prior to the expiration of the Survival Period.

         (b) MOTIENT'S OBLIGATION TO INDEMNIFY. From and after the Closing, Motient shall indemnify, defend and hold harmless Seller and Seller's officers, directors, managers, partners, members, employees, agents and affiliates (each, a "SELLER INDEMNITEE") from and against any and all Losses to the extent resulting from or relating to any (i) breach or inaccuracy of any representation or warranty of Motient contained in this Agreement for which a claim is initiated prior to the expiration of the Survival Period or (ii) non-fulfillment or breach of any covenant or agreement of Motient contained in this Agreement for which a claim is initiated prior to the expiration of the Survival Period.

         (c) INDEMNIFICATION BASKET AMOUNT. Notwithstanding the foregoing, an Indemnifying Party (defined below) shall not be required to indemnify an Indemnified Party (defined below) pursuant to SECTION 5.2(A) or SECTION 5.2(B), as applicable, unless and until the amount of all Losses incurred by such Indemnified Party exceeds $[0.5% of Purchase Price] in the aggregate (the "BASKET AMOUNT"), in which case the Indemnifying Party shall be required to indemnify the Indemnified Party for any and all such Losses (including the Basket Amount); PROVIDED, HOWEVER, that the limitation set forth in this SECTION 5.2(C) shall not apply to any Losses resulting from a breach of the representations and warranties set forth in SECTIONS 2.2, 2.3, 2.7, 2.11, and 3.8.

         Section 5.3. INDEMNIFICATION PROCEDURES.

         (a) The person seeking indemnification hereunder (each, an "INDEMNIFIED PARTY") shall give the party or parties from whom indemnification is sought or to be sought (each, an "INDEMNIFYING PARTY") prompt written notice of any Loss as to which, in the case of a Third Party Claim (defined below), they have received written notification, or in the case of all other claims, they have actual knowledge. If an indemnification claim involves a claim by a third party (a "THIRD PARTY CLAIM"), the Indemnified Party shall promptly notify the Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is actually and materially prejudiced thereby. An Indemnifying Party shall have ten (10) business days from the delivery of such notice (the "NOTICE RESPONSE PERIOD") to notify the Indemnified Party whether or not it disputes its liability to the Indemnified Party hereunder with respect to such claim or demand. If an Indemnifying Party disputes its liability to an Indemnified Party hereunder with respect to such claim or demand or the amount thereof prior to the expiration of the Notice Response Period, such dispute shall be resolved by a civil action in a court of appropriate jurisdiction (including as part of any proceeding with respect to the claim that gave rise to the indemnification claim to which such dispute relates) which may be commenced by either party. During the Notice Response Period, no such claim or demand may be settled by the Indemnified Party.

         (b) With respect to each Indemnification Matter (defined below), the Indemnified Parties will have the sole right and authority to control the defense against any Third Party Claim with one counsel of their collective choice. This right shall include the right to settle or resolve the Third Party Claim by entering into an agreement memorializing the terms of settlement or resolution (a "SETTLEMENT AGREEMENT"); PROVIDED, HOWEVER, that the Indemnified Party provides the Indemnifying Party with notice (in accordance with SECTION
5.4 hereof) of its intent to enter into a Settlement Agreement, which notice shall include the proposed terms of the Settlement Agreement. The Indemnifying Party shall, within ten (10) business days of receipt of such notice, have the right to reject the proposed Settlement Agreement, but shall do so only if it reasonably determines that the Settlement Agreement does not represent a bona fide and reasonable resolution of the underlying Third Party Claim. The Indemnifying Party (and any Indemnified Party who is not otherwise satisfied with the one counsel chosen by the Indemnified Parties collectively) may retain separate co-counsel at their sole cost and expense and participate in the defense of the Third Party Claim; PROVIDED, HOWEVER, that in no event may any Indemnifying Party consent to the entry of any judgment, enter into any settlement with respect to the Third Party Claim or agree with any Person other than the Indemnified Party, to take any other action with respect to the Third Party Claim without the prior written consent of the Indemnified Party . If it is determined pursuant to an order or settlement agreement that an Indemnifying Party is responsible for all or a portion of any amounts for which the Indemnified Party is liable as a result of such Third Party Claim hereunder, the Indemnifying Party shall, pursuant to SECTION 5.4(B), render payment to the Indemnified Party for all Losses resulting from such claim, subject to the provisions of SECTION 5.5.

         Section 5.4. NOTICES AND PAYMENTS.

         With respect to each separate matter which is subject to indemnification under this ARTICLE V (each, an "INDEMNIFICATION MATTER"):

         (a) NOTICE. Upon the Indemnified Party's receipt of written documents pertaining to an Indemnification Matter, or, if the Indemnification Matter does not involve a third party demand or claim, within a reasonable time after the Indemnified Party first has actual knowledge of such Indemnification Matter, the Indemnified Party shall give written notice to the Indemnifying Party of the nature of such Indemnification Matter, and, if susceptible to estimation at such time, the Indemnified Party's best estimate of the amount demanded or claimed in connection therewith as provided in SECTION 5.3; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is actually and materially prejudiced thereby.

         (b) PAYMENT. Upon determination of the amount of the Loss (whether due to the Indemnifying Party's failure to dispute the indemnification matter, by agreement among the parties, or after a Settlement Agreement is executed or a final order is rendered with respect to the Indemnification Matter), the Indemnifying Party shall promptly (and in any event, not later than ten (10) days after such determination) pay to the Indemnified Party all amounts owing by the Indemnifying Party under this ARTICLE V with respect to such Indemnification Matter, subject to the limitations set forth in SECTION 5.5.

         Section 5.5. LIMITED AND EXCLUSIVE REMEDY(a) MOTIENT INDEMNITEE INDEMNIFICATION LIMIT. The maximum amount all Motient Indemnitees may recover in the aggregate pursuant to the indemnity set forth in SECTION 5.2(A) hereof shall be limited to the Purchase Price, plus attorneys', accountants' and investigatory fees and expenses reasonably incurred by Motient related to such Indemnification Matters.

         (b) SELLER INDEMNITEE INDEMNIFICATION LIMIT. The maximum amount all Seller Indemnitees may recover in the aggregate pursuant to the indemnity set forth in SECTION 5.2(b) shall be limited to the Purchase Price, plus attorneys', accountants' and investigatory fees and expenses reasonably incurred by Seller related to such Indemnification Matters.

         (c) the indemnification rights in this ARTICLE V are and shall be the sole and exclusive remedies of all Motient Indemnitiess and Seller Indemnitiess with respect to this Agreement and the transactions contemplated hereby; PROVIDED that this sentence shall not be deemed a waiver by any party of its right to specific performance or injunctive relief.

                                   ARTICLE VI
                                  MISCELLANEOUS

         Section 6.1. EXPENSES. Whether or not the transactions contemplated hereby are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

         Section 6.2. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in two or more consecutive counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, and shall become effective when one or more counterparts have been signed by each of the parties and delivered (by telecopy or otherwise) to the other parties.

         Section 6.3. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of laws thereof.

         Section 6.4. NOTICES. Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be given in writing and shall be deemed given three
(3) business days after the date sent by certified or registered mail (return receipt requested), one (1) business day after the date sent by overnight courier or on the date given by telecopy (with confirmation of receipt) or delivered by hand, to the party to whom such correspondence is required or permitted to be given hereunder.

                  To Motient:
                  Motient Corporation
                  300 Knightsbridge Parkway
                  Lincolnshire Parkway
                  Lincolnshire, IL 60069
                  Facsimile: (847) 478-4810
                  Attention:  General Counsel

                  with a copy (which shall not constitute notice) to:

                  Andrews Kurth LLP
                  600 Travis Street, Suite 4200
                  Houston, Texas 77002
                  Telecopy: (713) 220-4285
                  Attention:  Mark Young

                  To Seller:

                  [------------------]

                  with a copy (which shall not constitute notice) to:

                  Edwards & Angell, LLP
                  101 Federal Street
                  Boston, MA 02110 USA
                  Telecopy: (617) 439-4170
                  Attention: Stephen O. Meredith

         Section 6.5. ASSIGNMENT; BINDING EFFECT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 6.6. SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

         Section 6.7. ENTIRE AGREEMENT; NON-ASSIGNABILITY; PARTIES IN INTEREST. This Agreement and the documents and instruments and other agreements specifically referred to herein or delivered pursuant hereto, including the
Exhibits: (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; (b) are not intended to confer upon any other person any rights or remedies hereunder; and (c) shall not be assigned by operation of law or otherwise, except as otherwise specifically provided.

         Section 6.8. HEADINGS. Headings of the Articles and Sections of this Agreement are for convenience of the parties only, and shall be given no substantive or interpretive effect whatsoever.

         Section 6.9. CERTAIN DEFINITIONS. References in this Agreement to "SUBSIDIARIES" of Seller or Motient shall mean any corporation or other form of legal entity of which more than 50% of the outstanding voting securities are on the date hereof directly or indirectly owned by Seller or Motient, as the case may be. References in this Agreement (except as specifically otherwise defined) to "AFFILIATES" shall mean, as to any person, any other person which, directly or indirectly, controls, or is controlled by, or is under common control with, such person. As used in this definition, "CONTROL" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise. References in the Agreement to "PERSON" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including, without limitation, a governmental body or authority.

         Section 6.10. AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of each of the parties hereto.

                            [SIGNATURE PAGES FOLLOW]

         IN WITNESS WHEREOF, the parties hereto have caused this Stock Repurchase Agreement to be duly executed and delivered as of the date first above written.

                                       MOTIENT CORPORATION


                                       By:
                                           -------------------------------------
                                       Name: Christopher Downie
                                       Title: Executive Vice President and Chief
                                              Operating Officer


                                       [------------------]


                                       By:
                                           -------------------------------------
                                       Name: [------------------]
                                       Title: [------------------]